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                                                               Exhibit 24.13


                         POWER OF ATTORNEY


     THE UNDERSIGNED director of First Bancorp (the "Company") hereby appoints Kirby A. Tyndall as the undersigned's lawful agent and attorney-in-fact, with full power of substitution and resubstitution, for and on behalf and in the name of the undersigned, to execute and file with the Securities and Exchange Commission (the "Commission") a registration statement on Form
S-8 pursuant to the Securities Act of 1933, as amended (the "Act"), for the purpose of registering shares to be issued upon the exercise of options granted under the Company's 1994 Stock Option Plan (the "Plan") and the resale of such shares by affiliates of the Company, and any and all amendments, including post-effective amendments, and exhibits to such registration statement, and any and all applications or other documents to be filed with the Commission or elsewhere pertaining to such registration statement or amendments, with full power and authority to take or cause to be taken all other actions which in the judgment of such person may be necessary or appropriate to effect the registration under the Act of the shares of the Company's common stock offered or to be offered pursuant to the Plan, and the resale of such shares by affiliates.

     EXECUTED on the 11th day of October, 1995.

                                     /s/ A. Jordan Washburn
                                     -----------------------
                                     A. Jordan Washburn